Exhibit 10.16

FOURTH AMENDMENT TO THE INTERIM LEASE

This FOURTH AMENDMENT TO THE INTERIM LEASE (this “Fourth Amendment”) is entered into as of September 1, 2015 (the “Effective Date”) by and among the SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body organized and existing under the laws of the State of California (the “Agency”), HPS DEVELOPMENT CO., LP, a Delaware limited partnership (“HPS1 Tenant”), and CP DEVELOPMENT CO., LP, a Delaware limited partnership (“HPS2 Tenant”).

RECITALS

A. The Redevelopment Agency of the City and County of San Francisco, a public body, corporate and politic, of the State of California (the “Redevelopment Agency”), and Lennar – BVHP, LLC, a California limited liability company doing business as Lennar/BVHP Partners (“Original Tenant”), entered into that certain Interim Lease, dated as of December 3, 2004 (the “Original Interim Lease”), pursuant to which the Redevelopment Agency leased to Original Tenant and Original Tenant leased from the Redevelopment Agency certain real property more particularly described therein (the “Original Premises”). The Original Interim Lease was evidenced by that certain Memorandum of Interim Lease dated December 3, 2004, and recorded December 3, 2004 in the Official Records of the City and County of San Francisco as Document No. 2004-H861425-00, in Reel I776, at Image 0211.

B. Effective as of August 29, 2008, Original Tenant, with the consent of the Redevelopment Agency, assigned its interest in the Original Interim Lease to HPS1 Tenant.

C. The Redevelopment Agency and HPS1 Tenant entered into that certain First Amendment to the Interim Lease, dated as of October 16, 2008 (the “First Amendment”), pursuant to which the Redevelopment Agency and HPS1 Tenant modified the Interim Lease to, among other things, add certain additional premises, as more particularly described therein. The First Amendment was evidenced by that certain Memorandum of First Amendment to Interim Lease, dated October 16, 2008, and recorded March 24, 2009 in the Official Records as Document No. 2009-I738452-00, in Reel J854, at Image 0188.

D. The Redevelopment Agency and HPS1 Tenant entered into that certain Second Amendment to the Interim Lease, dated as of May 31, 2011 (the “Second Amendment”), pursuant to which the Redevelopment Agency and HPS1 Tenant agreed to certain matters with respect to the development of a Welcome Center on the Premises, as more particularly described therein.

E. Pursuant to Assembly Bill No. 1X 26 (Chapter 5, Statutes of 2011-12, First Extraordinary Session) (“AB 26”) and Assembly Bill No. 1484 (Chapter 26, Statutes of 2011-12, Regular Session) (“AB 1484”) the Redevelopment Agency was designated as the successor agency to receive the non-affordable housing assets and certain retained affordable housing assets of the Redevelopment Agency, and the Agency succeeded, by operation of law, to the Redevelopment Agency’s rights, title and interest in the Original Interim Lease, the First Amendment and the Second Amendment, without the necessity for any assignment or other action on the part of any party. (Together, AB 26 and AB 1484, as amended from time to time, are referred to as the “Redevelopment Dissolution Law”.)

F. The Agency and HPS1 Tenant entered into that certain Third Amendment to the Interim Lease, dated as of November 8, 2013 (the “Third Amendment” and, together with the Original Interim Lease, the First Amendment and the Second Amendment, the “Interim Lease”), pursuant to which the Agency and HPS1 Tenant modified the Interim Lease to, among other things, clarify the Premises thereunder, as more particularly described therein. Any capitalized term used but not defined in this Fourth Amendment shall have the meaning given to such term in the Interim Lease.

G. Under section 1.1(a)(ii) of the Interim Lease, upon the Navy’s conveyance of any part of the Project Area to the Agency under the Conveyance Agreement, and provided that Tenant is not in default under the Interim Lease, the Utilities Agreement, or other agreements relating to the development or use of the Shipyard, and Tenant has specified rights to such part of the Project Area, then such part of the Project Area will automatically be added to, and become part of, the Premises for all purposes under the Interim Lease and the description of the Premises will be amended to include such portions. The Agency is prepared to accept from the Navy the portion of the Project Area referred to as Parcels UC-1, UC-2, and D-2, as such land is more particularly described in Exhibit A attached hereto.

H. Prior to the conveyance of Parcels UC-1 and UC-2 to the Agency, the Navy and the Department of Toxic Substances Control are entering into a Covenant to Restrict Use of Property in accordance with California Health and Safety Code Section 25355.5, California Civil Code Section 1471, and California Code of Regulations, Title 22 Section 67391.1 (a “CRUP”), which sets forth land use and activity restrictions to protect human health and the environment as a result of the presence on Parcels UC-1 and UC-2 of Hazardous Material. An unexecuted copy of the CRUP for Parcels UC-1 and UC-2 is attached hereto as Exhibit B.

I. Under that certain Disposition and Development Agreement Hunters Point Shipyard Phase 1, dated as of December 2, 2003, between the Agency and HPS1 Tenant (more particularly defined below as the HPS1 DDA), HPS1 Tenant has the right to develop a portion of the Project Area (as such portion is more particularly described in the HPS1 DDA, the “HPS1 Project Site”). Under that certain Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard) dated as of June 3, 2010 between the Agency and HPS2 Tenant (more particularly described below as the CP/HPS2 DDA), HPS2 Tenant has the right to develop the remainder of the Project Area (as such remaining portion is more particularly described in the CP/HPS2 DDA, the “HPS2 Project Site”).

J. The parties desire to amend the Interim Lease on the terms set forth herein to, among other things, memorialize the parties’ rights and obligations with respect to property conveyed by the Navy to the Agency under the Conveyance Agreement, and to provide that HPS1 Tenant, as master developer of the HPS1 Project Site under the HPS1 DDA, is Tenant under the Interim Lease with respect to the portion of the Premises within the HPS1 Project Site, and that HPS2 Tenant, as master developer of the HPS2 Project Site under the CP/HPS2 DDA, is Tenant under the Interim Lease with respect to the portion of the Premises within the HPS2 Project Site, all as more particularly described herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual obligations of the parties hereto set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Agency, HPS1 Tenant and HPS2 Tenant mutually agree that the Interim Lease is hereby amended as follows:

1. Interim Lease Premises. Upon conveyance to the Agency by the Navy of the real property described in Exhibit A, such real property shall constitute “Additional Parcels” added to the Premises (for the avoidance of doubt, as part of the HPS2 Premises) in accordance with section 1.1(a)(ii) of the Interim Lease. Future Additional Parcels, including land owned by the Agency in the Candlestick Site (as defined in the CP/HPS2 DDA), may be added to the Premises in a written notice signed by the Agency Director and Tenant, without the need for an amendment to the Interim Lease. Clause (C) of section 1.1(a)(ii) of the Interim Lease is hereby deleted in its entirety and replaced with “Tenant’s rights to such Additional Parcels under the DDA have not been terminated”.

2. CRUP Responsibilities.

(a) Under the Interim Lease, Tenant is required to comply with all Laws (including Regulatory Approvals) relating to the Premises (for the avoidance of doubt, including the Additional Parcels). Without limiting the generality of the foregoing, Tenant shall comply (or cause compliance) with the CRUP for Parcels UC-1 and UC-2 attached hereto as Exhibit B and shall perform (or cause the performance of) any obligations thereunder of the Agency as the owner of the applicable real property, in each case for so long as and to the extent such real property is part of the Premises. Upon the Agency’s acceptance of additional real property that becomes “Additional Parcels” added to the Premises in accordance with section 1.1(a)(ii) of the Interim Lease and that is subject to a CRUP, Tenant shall comply (or cause compliance) with such CRUP and shall perform (or cause the performance of) any obligations thereunder of the Agency as the owner of the applicable real property, in each case for so long as and to the extent such real property is part of the Premises.

(b) In accordance with the Agency’s obligations under the CP/HPS2 DDA, the Agency will consult with HPS2 Tenant and allow HPS2 Tenant to actively participate in all negotiations between the U.S. Navy, the California Department of Toxics Substances Control, the U.S. Environmental Protection Agency, and the San Francisco Bay Regional Water Quality Control Board, to the extent these entities permit the Agency’s and HPS2 Tenant’s participation, relating to any future CRUP for an Additional Parcel. For any Additional Parcel that is or will be subject to a CRUP, the Agency agrees that it will not accept such Additional Parcel from the Navy under the Conveyance Agreement without HPS2 Tenant’s prior approval, which approval will not be unreasonably withheld, conditioned or delayed. For this purpose, it will be unreasonable for HPS2 Tenant to refuse to consent or to condition or withhold such consent (i) if the condition of the land, with the proposed CRUP, is materially consistent with the requirements for the Navy’s conveyance and the Agency’s acceptance of such land under the Conveyance

Agreement, (ii) if the Agency’s refusal to accept the land would constitute a breach of the Conveyance Agreement or cause the Agency to lose any rights to that land or any future land under the Conveyance Agreement, or (iii) if HPS2 Tenant fails to participate in negotiations to which HPS2 Tenant has been invited and to make any objection to the language in a CRUP known during and throughout the drafting and negotiation process, together with the reason for such objection, and to propose alternative acceptable language where appropriate. If HPS2 Tenant fails to object in reasonable detail in writing to a CRUP within ten (10) Business Days following the presentation to HPS2 Tenant of the final form of any such CRUP, then HPS2 Tenant shall be deemed to have approved such CRUP.

3. Expiration Date. Section 1.2(b) of the Interim Lease is hereby deleted in its entirety and replaced with the following:

“Expiration Date. This Lease shall expire as to the Premises or any applicable portion thereof as follows:

(i) with respect to any portion of the Premises for which the applicable DDA is terminated, on the date of such termination;

(ii) with respect to any portion of the Premises that the Agency conveys to Developer or to an Affiliate of Developer under and as defined in the applicable DDA, on the date of such conveyance;

(iii) with respect to any portion of the Premises within the HPS1 Project Site that constitutes an Agency Parcel (as defined in the HPS1 DDA), on the date that such Agency Parcel is leased or otherwise conveyed to a Person for development of such Agency Parcel as contemplated by the HPS1 DDA (e.g., with respect to an Agency Housing Parcel, on the date that the developer of Affordable Residential Units (as defined in the HPS1 DDA) leases such Agency Parcel from the Agency for development of such Affordable Residential Units thereon);

(iv) with respect to any portion of the Premises within the HPS1 Project Site that constitutes Open Space, on the date the land is conveyed to and accepted by the City or another Person (subject to any alternative arrangements approved by the Agency and HPS1 Tenant pursuant to Section 1.2(c), below);

(v) with respect to any portion of the Premises within the HPS2 Project Site that constitutes an Agency Lot or a Community Facilities Lot (as defined in the CP/HPS2 DDA), on the date that such Agency Lot or Community Facilities Lot is leased or otherwise conveyed to a Person for development of such land as contemplated by the CP/HPS2 DDA (e.g., on the date that the Qualified Housing Developer of an Agency Affordable Project leases such Agency Lot from the Agency for development of such Agency Affordable Project thereon);

(vi) with respect to any portion of the Premises within the HPS2 Project Site that constitutes an Open Space Lot (as defined in the CP/HPS2 DDA), on the date the land is conveyed to and accepted by the City or another Person (subject to any alternative arrangements approved by the Agency and HPS2 Tenant pursuant to Section 1.2(c) below);

(vii) with respect to any portion of the Premises that constitutes street or roadway improvements that are to be dedicated to and accepted by the City, on the date of such dedication and acceptance;

(viii) with respect to any portion of the Premises that constitutes the Shipyard Artists Studios (as defined in the CP/HPS2 DDA and including Building 101 and the New Shipyard Artist Studios (including the new cookery building adjacent to Building 101)), on the date that such portion of the Premises is leased or otherwise conveyed to a Person (subject to any alternative arrangements approved by the Agency and HPS1 Tenant under Section 1.2(d) below);

(ix) notwithstanding clause (iii), above, with respect to the portion of the Premises that constitutes the community facilities building commonly known as the “Project FROG” building, on the date approved by HPS1 Tenant and the Agency, such approval not to be unreasonably withheld, conditioned or delayed; and

(x) with respect to all other portions of the Premises, unless otherwise approved by the Agency and Tenant, upon conveyance to and acceptance by the City or another Person or as otherwise reasonably approved by the Agency and Tenant.

4. Management of Open Space. A new section 1.2(c) is hereby added to the Interim Lease, as follows:

“Open Space. It is the intent of the parties to ensure that the parks and open space in the Shipyard are owned, operated and maintained in such a manner that they are a valuable amenity to the new homeowners, other users in the Shipyard and other community members. The parties shall cooperate in good faith to establish, consistent with the Agency’s approved Property Management Plan and subject to any required review and approval under Redevelopment Dissolution Law, the ongoing ownership, maintenance, operations and management program for the parks and open space in the Shipyard, including the service level for the parks and the parties that will own, manage and be responsible for such operations and maintenance (“Open Space Management Plan”).

This Lease shall expire as to the applicable Open Space portion of the Premises upon the Agency’s and Tenant’s approval of the Open Space Management Plan and the lease or conveyance of such Open Space to the Person responsible for implementing the Open Space Management Plan.”

5. Management of Artist Buildings. A new section 1.2(d) is hereby added to the Interim Lease, as follows:

“Artist Buildings. It is the intent of the parties to ensure that the Shipyard Artists Studios are owned, operated and maintained in such a manner that they are a valuable amenity to the new homeowners, other users in the Shipyard and other community members and that they provide an opportunity for the continued success of the artists community at the Shipyard. The parties shall cooperate in good faith to promptly establish the ongoing ownership, maintenance, operations and management program for the Shipyard Artists Studios, including the operations and maintenance and the rental program therefor (consistent with the Community Benefits Plan attached to the CP/HPS2 DDA, the Property Management Plan, and Redevelopment Dissolution Law) (the “Artist Building Management Plan”).

This Lease shall expire as to the Shipyard Artists Studios portion of the Premises upon the Agency’s and Tenant’s approval of the Artist Building Management Plan and the lease or conveyance of such property to the Person responsible for implementing the Artist Building Management Plan.”

6. Public Use and Conveyance of Certain Portions of the Premises. A new section 1.2(e) is hereby added to the Interim Lease, as follows:

“Conveyance of Certain Portions of the Premises and Use of the Premises.

(i) Conveyance of Certain Portions of the Premises. Subject to such other arrangements as may be agreed by the Agency and Tenant in accordance with the Open Space Management Plan and/or the Artist Building Management Plan, following issuance of a Certificate of Completion under and as defined in the DDA for of any portion of the Premises that constitutes street or roadway improvements, Open Space, an Open Space Lot or another portion of the Premises that is intended to be conveyed to the City following its completion, the Agency shall use commercially reasonable efforts to cause the City to expeditiously accept such portion.

(ii) Use of the Premises. Without limiting Tenant’s obligations under this Lease or the DDA with respect to Artists, the Agency acknowledges and agrees that Tenant shall not be obligated to allow use of the Premises by any Person.

7. Maintenance CFD. In accordance with the HPS1 DDA, an Open Space Maintenance Community Facilities District (as defined in the HPS1 DDA) has been established over the HPS1 Project Site. In accordance with section 15.7 of the HPS1 DDA and the documents establishing such Open Space Maintenance Community Facilities District, such Open Space Maintenance Community Facilities District (CFD) is to provide for ongoing maintenance and operation of the Open Space and streetscape components of the HPS1 Project Site at a service level jointly agreed upon by the Agency and HPS1 Tenant. To the extent that HPS1 Tenant continues to maintain the Open Space and such streetscape components following their completion (as evidenced by a Certificate of Completion under the DDA), the Agency shall reimburse HPS1 Tenant for such costs as and to the extent funds are available therefor from the Open Space Maintenance Community Facilities District; provided that (i) such reimbursement is permitted by applicable law and the relevant documents for the Open Space Maintenance Community Facilities District and (ii) HPS1 Tenant and the Agency have agreed in writing to the maintenance program and to the costs, procedures and permitted reimbursements. The Agency and HPS1 Tenant shall use commercially reasonable efforts to agree to such matters promptly following the Effective Date. The Agency and HPS2 Tenant shall cooperate consistent with the foregoing with respect to the parks and open space to be developed within the HPS2 Premises under the CP/HPS2 DDA.

8. Tenant for HPS1 Premises and HPS2 Premises. As of the Effective Date, HPS1 Tenant shall have all of the rights and obligations under the Interim Lease with respect to the HPS1 Premises and HPS2 Tenant shall have all of the rights and obligations under the Interim Lease with respect to the HPS2 Premises; provided, however, that HPS1 Tenant shall retain the rights and obligations under the Interim Lease with respect to those portions of the Premises added pursuant to the First Amendment (i.e., Buildings 103, 104, 115, 116, 117 and 125 and certain surrounding area) to the extent subleased as of the Effective Date by HPS1 Tenant to or for the benefit of Artists. Notwithstanding section 15.1 of the Interim Lease, HPS1 Tenant (i) may assign such retained rights and obligations, in whole or in part, at any time to HPS2 Tenant, and (ii) shall assign such retained rights and obligations to HPS2 Tenant if and when (and to the extent) that such portions of the Premises are no longer leased to or for the benefit of Artists. HPS1 Tenant shall promptly provide notice of any such assignment to the Agency. To the extent retained by HPS1 Tenant, such portions shall be deemed to be part of the HPS1 Premises.

9. Conforming Amendments.

a) Definitions.

i. The following definitions are inserted into article 28 of the Interim Lease:

“CP/HPS2 DDA” means that certain Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated for reference purposes as of June 3, 2010, between the Agency and HPS2 Tenant, as amended and as may be further amended from time to time.

“DDA Improvements” means improvements to the Premises undertaken by Developer under and as defined in the applicable DDA (which improvements are, for the avoidance of doubt, distinct from the improvements undertaken hereunder, as further described in Section 27.3).

“HPS1 Tenant” means HPS Development Co., LP, a Delaware limited partnership, or its successors and assigns in accordance with this Lease.

“HPS2 Tenant” means CP Development Co., LP, a Delaware limited partnership, or its successors and assigns in accordance with this Lease.

“HPS1 DDA” means that certain Disposition and Development Agreement Hunters Point Shipyard Phase 1, dated as of December 2, 2003, between the Agency and HPS1 Tenant, as amended and as may be further amended from time to time.

“HPS1 Premises” means the real property owned by the Agency within the Project Site (as defined in the HPS1 DDA; i.e., the portion of the Hunters Point Shipyard that is the subject of the Hunters Point Shipyard Redevelopment Plan, but only including the portion thereof referred to therein as the Hunters Point Hill Residential District).

“HPS2 Premises” means the real property owned or, with respect to the land leased from the Navy by the Agency as described in the First Amendment to this Lease dated as of October 16, 2008, leased by the Agency from the Navy, within the Shipyard Site (as defined in the CP/HPS2 DDA; i.e., the portion of the Hunters Point Shipyard that is the subject of the Hunters Point Shipyard Redevelopment Plan, but not including the portion thereof referred to therein as the Hunters Point Hill Residential District).

ii. The following definitions in article 28 of the Interim Lease are amended and restated in their entirety as follows:

“DDA” means (i) with respect to the HPS1 Premises, the HPS1 DDA, and (ii) with respect to the HPS2 Premises, the CP/HPS2 DDA.

“Premises” means (i) with respect to HPS1 Tenant, the HPS1 Premises, and (ii) with respect to the HPS2 Tenant, the HPS2 Premises.

“Significant Change” shall have the meaning set forth in the DDA.

“Tenant” means (i) with respect to the HPS1 Premises (or any applicable portion thereof), HPS1 Tenant, and (ii) with respect to the HPS2 Premises (or any applicable portion thereof), HPS2 Tenant.

b) Agency Policies. Section 21 of the HPS1 DDA sets forth certain requirements with respect to compliance with certain policies of the Agency, which were originally attached to the HPS1 DDA as Attachments 13-17 and Exhibit A of Attachment 24A, and section 14.2 of the CP/HPS2 DDA sets forth certain requirements with respect to compliance with the Agency Policies (as defined therein). In performing its applicable obligations under the Interim Lease, (i) HPS1 Tenant shall comply with applicable provisions of section 21 of the HPS1 DDA and (ii) HPS2 Tenant shall comply with all applicable provisions of the Agency Policies. For the avoidance of doubt: Attachments 13 and 15 of the HPS1 DDA have been amended pursuant to a First Amendment to the HPS1 DDA dated April 4, 2005; Attachment 23 of the HPS1 DDA has been amended pursuant to a Second Amendment to the HPS1 DDA dated October 17, 2006; and pursuant to that certain letter from the Agency to HPS1 Tenant dated September 9, 2013 Exhibit A of Attachment 24A of the HPS1 DDA has been replaced with the Agency’s Bayview Hunters Point Employment and Contracting Policy, subject to certain revisions with respect to the HPS1 Project described therein. To the extent that the DDA limits applicability of such provisions to work or activities performed under the DDA, such provisions as applied to the Interim Lease shall include work and activities performed by Tenant under the Interim Lease. Without limiting the foregoing, sections 26.1 – 26.5 and section 26.8 of the Interim Lease are hereby deleted in their entirety (as they have been updated under the above provisions incorporated from the DDA).

c) Guaranties. References in the Interim Lease to the “Guaranty” shall refer to (i) with respect to the obligations of HPS1 Tenant under the Interim Lease, the Guaranty provided by HPS1 Tenant under the HPS1 DDA (i.e., as of the Effective Date, that certain Guaranty Agreement (Phase 1 of the Hunters Point Shipyard) given by The Shipyard Communities, LLC (the “HPS1 Guarantor”) in favor of the Agency dated as of August 28, 2013), and (ii) with respect to the obligations of HPS2 Tenant under the Interim Lease, the Base Security provided by HPS2 Tenant under the CP/HPS2 DDA (i.e., as of the Effective Date, that certain Guaranty Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard) given by The Shipyard Communities, LLC (the “HPS2 Guarantor”) in favor of the Agency dated as of August 28, 2013). By signing this Fourth Amendment in the space provided below, the HPS1 Guarantor agrees that its Guaranty extends to and includes all of HPS1 Tenant’s obligations under the Interim Lease and the HPS2 Guarantor agrees that its Guaranty extends to and includes all of HPS2 Tenant’s obligations under the Interim Lease.

d) Rent. For purposes of calculating the Rent payable under the Interim Lease (and, for the avoidance of doubt, the Net Operating Income and components thereof), each Person constituting Tenant shall be treated as one and, except as otherwise provided pursuant to an assignment of the Interim Lease in accordance with section 15.1, obligations with respect to the payment of Rent shall be joint and several.

e) Tenant; Assignment of Interim Lease. Section 14.2 of the HPS1 DDA sets forth certain requirements with respect to assignments of the HPS1 DDA and section 21 of the CP/HPS2 DDA sets forth certain requirements with respect to assignments of the CP/HPS2 DDA, all as more particularly described therein. Unless otherwise approved by the Agency, it is the intent of the parties that the rights and obligations under the Interim Lease of HPS1 Tenant with respect to the HPS1 Premises and of HPS2 Tenant with respect to the HPS2 Premises (or any portion thereof) shall be held by the applicable Developer under and as defined in the HPS1 DDA and the CP/HPS2 DDA, respectively, with respect to such Premises. Accordingly, section 15.1 of the Interim Lease is hereby deleted in its entirety and replaced with the following:

“Assignment. Neither the Agency nor Tenant shall assign this Lease without the prior approval of the other, which such approval may be given or withheld in such party’s sole discretion. Tenant shall not suffer or permit any Significant Change to occur without the prior approval of the Agency, which the Agency may give or withhold in its sole discretion. Under the DDA, Developer (as defined therein) has the right to assign its rights and obligations thereunder under certain conditions. Notwithstanding the first sentence of this Section 15.1, to the extent that Developer or the Agency assigns its rights and obligations under the DDA with respect to all of any portion of the Premises to a Person as permitted thereunder, it shall contemporaneously assign its rights and obligations under this Lease to such Person with respect to such portion of the Premises, and such Person shall assume such rights and obligations. Any such assignment and assumption shall be in a form prepared by Tenant and approved by the Agency, which approval will not be unreasonably withheld, conditioned or delayed (provided that such form may be the form utilized for the assignment of the DDA, as revised to include the assignment and assumption of rights and obligations under this Lease with respect to the applicable portion of the Premises, and accordingly approved by the Agency as required thereunder). Upon any such assignment, the assigning Person shall be released from its obligations hereunder so assigned as set forth in the assignment and assumption agreement. Upon any such assignment, the Person to whom this Lease has been assigned shall be deemed to be the “Agency” or “Tenant” hereunder to the extent of such assignment, including as contemplated by the definitions of HPS1 Tenant and HPS2 Tenant set forth in Article 28. For the avoidance of doubt, the prohibitions provided in this Section 15.1 will not be deemed to prevent the granting of Subleases in accordance with Section 15.3.”

f) Mitigation Measures. Section 20 of the HPS1 DDA and section 18 of the CP/HPS2 DDA set forth certain requirements with respect to compliance with certain mitigation measures applicable to development thereunder, respectively. In performing its applicable obligations under the Interim Lease, (i) HPS1 Tenant shall comply will applicable provisions of section 20 of the HPS1 DDA and (ii) HPS2 Tenant shall comply with all applicable provisions of section 18 of the CP/HPS2 DDA. As appropriate, Tenant shall incorporate applicable mitigation measures into any contract for the construction or operation of the Improvements. Without limiting the foregoing, section 26.6 of the Interim Lease is hereby deleted in its entirety.

g) Further Amendments to Interim Lease. Without limiting section 27.6 of the Interim Lease, by approving this Fourth Amendment, the Agency Commission delegates to the Agency’s Executive Director the right, following consultation with the Agency’s General Counsel, to make such changes to the Interim Lease as the Agency’s Executive Director determines may be reasonably necessary or desirable to conform the Interim Lease, as it relates to the Premises within the HPS2 Premises, to the CP/HPS2 DDA (which such changes may take the form of an amendment and restatement of the Interim Lease). Section 27.14 of the Interim Lease is hereby deleted in its entirety and replaced with the following:

“Amendment. This Lease may be amended only by a written instrument executed by the Agency and the applicable Tenant to be bound by such amendment.”

10. Miscellaneous.

a) Conflict. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the balance of the Interim Lease, the provisions of this Fourth Amendment shall prevail.

b) Recordation. This Fourth Amendment will not be recorded by either Party. The Parties may agree to execute and record in the Official Records of the City and County of San Francisco, California, a Memorandum of Fourth Amendment to the Interim Lease pursuant to such form thereof as the Parties may reasonably agree.

c) Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which together shall constitute one agreement. Delivery of this Fourth Amendment may be effectuated by hand delivery, mail, overnight courier or electronic communication (including by PDF sent by electronic mail, facsimile or similar means of electronic communication). Any signatures delivered by electronic communication shall have the same legal effect as manual signatures.

d) Successors and Assigns. This Fourth Amendment shall bind and inure to the benefit of the parties and their respective heirs, successors and assigns, subject, however, to the provisions of the Interim Lease on assignment.

e) Governing Law. This Fourth Amendment shall be governed by, and interpreted in accordance with, the laws of the State of California.

f) No Amendment to DDAs. Nothing in this Fourth Amendment is intended to limit or amend the rights and obligations of the Agency and HPS1 Tenant under the HPS1 DDA or of the Agency and HPS2 Tenant under the CP/HPS2 DDA, including with respect to the work performed by Developer under and as defined in each such agreement.

g) Rights and Obligations Between HPS1 Tenant and HPS2 Tenant. Except as may be contemplated above with respect to the payment of Rent, nothing in this Fourth Amendment or the Interim Lease shall be deemed to create any rights or obligations between any Person constituting Tenant under the Interim Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Agency, HPS1 Tenant and HPS2 Tenant have executed this Fourth Amendment as of the Effective Date.

AGENCY:

APPROVED AS TO FORM: DENNIS J. HERRERA, City Attorney		SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body organized and existing under the laws of the State of California

By:	/s/ C Sullivan	By:	/s/ Tiffany Bohee
Name:	C Sullivan	Name:	Tiffany Bohee
Title:	Deputy City Attorney	Title:	Executive Director

HPS1 TENANT:		HPS DEVELOPMENT CO., LP, a Delaware limited partnership

		By:	CP/HPS DEVELOPMENT CO. GP, LLC, a Delaware limited liability company, its General Partner

			By:	/s/ Kofi Bonner
			Name:	Kofi Bonner
			Title:	President

HPS2 TENANT:		CP DEVELOPMENT CO., LP, a Delaware limited partnership

		By:	CP/HPS DEVELOPMENT CO. GP, LLC, a Delaware limited liability company, its General Partner

			By:	/s/ Kofi Bonner
			Name:	Kofi Bonner
			Title:	President

[Signature Page to Fourth Amendment to the Interim Lease]

ACKNOWLEDGED AND AGREED SOLELY WITH RESPECT TO SECTION 9(C)

HPS1 GUARANTOR AND HPS2 GUARANTOR:

THE SHIPYARD COMMUNITIES, LLC,
a Delaware limited liability company

By:	/s/ Kofi Bonner
Name:	Kofi Bonner
Title:	President

[Signature Page to Fourth Amendment to the Interim Lease]